UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number 001-33614)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on April 29, 2016, Ultra Petroleum Corp. (the “Company”) and each of its subsidiaries, including Keystone Gas Gathering, LLC, Ultra Resources, Inc., Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UP Energy Corporation, UPL Pinedale, LLC, and UPL Three Rivers Holdings, LLC (collectively, with the Company, the “Ultra Entities”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Ultra Entities’ Chapter 11 cases are being jointly administered under the caption In re Ultra Petroleum Corp., et al, Case No. 16-32202 (MI).

On February 13, 2017, the Ultra Entities filed with the Bankruptcy Court updated versions of The Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (as it may be amended, modified or supplemented from time to time, the “Plan of Reorganization”).

As previously disclosed, on February 8, 2017, the Ultra Entities obtained a commitment letter from Barclays Bank PLC (including any of its affiliates that may perform thereunder, “Barclays”) pursuant to which, in connection with the Plan of Reorganization, Barclays has agreed to provide Ultra Resources, Inc. (“OpCo”) with secured and unsecured financing in an aggregate amount of up to $2.4 billion (the “Exit Financing”), including a proposed senior secured first lien revolving credit facility in an aggregate amount of $400.0 million (the “Credit Facility”).

In connection with presentations to prospective lenders for the Exit Financing, the Company is disclosing the following information:

•	The proposed Credit Facility is expected to include a provision that will require OpCo, within 60 days of the closing of the Credit Facility, to enter into hedging agreements with one or more approved counterparties that have notional volumes of not less than fifty percent (50%) of the projected volume of OpCo’s and its restricted subsidiaries total proved developed producing reserves for a period beginning on the date that is sixty (60) days following the closing date and ending on the first anniversary of the closing date.

•	Certain oil and gas reserve estimates for the Ultra Entities that Barclays and OpCo plan to provide in connection with the Exit Financing as set forth on Exhibit 99.1 attached hereto.

Please note: the Securities and Exchange Commission (the “SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible oil and gas reserves that meet the SEC’s definitions for such terms. In Exhibit 99.1, the Company uses estimates that are not permitted to be disclosed in SEC filings, including items designated as “Adjusted PDP Reserves” and “Total Adjusted Proved Reserves” and “Adjusted PV-10” and/or that bear similar or related descriptions. These estimates: (i) do not represent and are not intended to represent “proved oil and gas reserves” or any other category of reserves based on SEC definitions; (ii) do not comply with guidelines established by the American Institute of Certified Public Accountants regarding forecasts of oil and gas reserve estimates; and (iii) are more speculative, by their nature, than estimates of proved, probable and possible reserves disclosed in SEC filings and, accordingly, are subject to substantially greater uncertainty of being actually realized.

Please further note: in some instances herein, items presenting estimated volumes of oil and gas and designated as “Adjusted PDP Reserves” or “Total Adjusted Proved Reserves” and/or that bear similar or related descriptions include and take into account undrilled locations that: (1) are available for development in the future and (2) in the opinion of the Company’s reservoir engineers, meet and satisfy all of the technical requirements related to geoscience and engineering data for such locations to qualify as “undeveloped oil and gas reserves” (based on the SEC definition in Regulation S-X) but (3) fail to meet other requirements of the SEC definitions in Regulation S-X for reporting as SEC “proved reserves,” including lack of reasonable certainty by the Company as to its financial ability to execute a future development plan and/or its ability to drill a future location within five years due to uncertainty regarding the Company’s ability to continue as a “going concern.” In addition, please also note that items in Exhibit 99.1 that present an “Adjusted PV-10” value and/or that bear similar or related descriptions attributable to the estimates regarding the Company’s oil and gas properties disclosed in Exhibit 99.1 were calculated or determined using forward-looking, future strip prices for crude oil, natural gas liquids and natural gas at December 30, 2016 and do not represent and are not intended to represent the “PV-10” value that would be attributable to such items if such items were calculated based on applicable SEC requirements, which are based on backward-looking, historical pricing.

In addition, the information disclosed in this report and on the attached exhibit does not present and does not purport to present the estimated value of any of the Ultra Entities or of any of the oil and gas properties owned by any of the Ultra Entities, whether in accordance with U.S. generally accepted accounting principles or otherwise. The information in Exhibit 99.1 should not be relied upon as presenting any such value. None of the Ultra Entities nor any of their representatives undertakes any obligation to publicly update or correct any of the projections, forecasts, estimates or other information included in the attached exhibits, even if any or all of the assumptions underlying such projections, forecasts, estimates or other information prove to have been incorrect.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct, and actual results may differ materially from those projected. For example, as noted in the Company’s quarterly and annual SEC filings beginning with its Form 10-K for fiscal year ended December 31, 2015, substantial doubt existed, and is expected to continue to exist until the Company emerges from chapter 11, about the Company’s ability to continue as a going concern. As a result, because the Company was thus unable to satisfy the component of the “proved oil and gas reserves” definitions in Regulation S-X requiring reasonable certainty as to its future development plan, the Company did not report locations it intended to drill in the future as “undeveloped oil and gas reserves” (based on the SEC definition in Regulation S-X). However, the Company continued, in 2016, and continues, in 2017, to schedule and drill undrilled locations that could have been reported as “undeveloped oil and gas reserves” based on the technical requirements related to geoscience and engineering data in the SEC definitions. The information included in Exhibit 99.1 reflects the Company’s plan to continue to drill future locations that are not reported as “undeveloped oil and gas reserves” in its year-end SEC reserve report at December 31, 2016 (or at December 31, 2015).

The information included in this Current Report on Form 8-K, including the information presented under Items 7.01 and 9.01 and the information on Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless in the future the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Certain Adjusted Oil and Gas Reserve Estimates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

February 28, 2017	By:	/s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Vice President and General Counsel

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